UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2005

Digimarc Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-28317	94-3342784
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9405 SW Gemini Drive, Beaverton, Oregon		97008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 469-4800

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Employment Letter with President, Digimarc ID Systems LLC

On April 11, 2005, Robert E. Eckel was appointed as President, Digimarc ID Systems LLC, of Digimarc Corporation (the “Company”).  Mr. Eckel is expected to join the Company on or before May 2, 2005.   The Company entered into an employment letter with Mr. Eckel, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The material terms of the employment letter are summarized below.

Base Pay.  Mr. Eckel’s annual base salary will be $270,000 per year.

Bonus.  Mr. Eckel will receive a $50,000 signing bonus payable 30 days after his start date. He also will be eligible to receive a potential annual bonus of $120,000 and a peer performance bonus of an additional $30,000 to be paid annually.  If Mr. Eckel begins employment on or before May 2, 2005, the Company will guarantee $75,000 of the $90,000 prorated bonus amount for 2005.

Stock Options.  Mr. Eckel will receive a stock option to purchase 250,000 shares of the Company’s common stock pursuant to the Company’s Stock Incentive Plan, subject to the approval of the Compensation Committee of the Board of Directors.  The exercise price of the options will be determined by the closing price of the Company’s common stock on the effective date of the grant made by the Compensation Committee, which will be the commencement date of Mr. Eckel’s employment with the Company.  The option vests over four years, with 25% of the shares subject to the option vesting one year from the initial date of grant.  The option then vest daily in the amount of 1/1,460 of the total number of shares subject to the option each day for the next three years.

Separation Letter with President and Chief Operating Officer

On April 11, 2005, Mr. Gifford resigned as President and Chief Operating Officer of the Company.  The Company entered into a letter agreement with Paul Gifford in connection with his resignation as President and Chief Operating Officer, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Pursuant to the terms of the letter agreement, Mr. Gifford will provide transition services to the Company for a period up to December 31, 2005, at which time Mr. Gifford will no longer be an employee of the Company.  During such transition period, Mr. Gifford’s title will be Vice President, Special Projects.  Mr. Gifford will continue to be compensated at his current annual base salary of $327,000 and will be reimbursed for all reasonable and necessary business expenses.  The letter agreement further provides that at such time as mutually agreed upon between the Company and Mr. Gifford, the Company and Mr. Gifford will jointly execute a separation and release agreement.  Following the execution of such separation and release agreement, and if the date of Mr. Gifford’s separation is prior to December 31, 2005, the Company will provide Mr. Gifford with a lump sum severance payment for any balance of his annual salary through the end of the year which has not been paid as of the date of such separation, together with other amounts typically and customarily paid at the time of separation as specified in the separation and release agreement, provided that Mr. Gifford’s employment with the Company is not terminated for cause.

Bonus Payments to CFO and Named Executive Officers

The Chief Financial Officer and the named executive officers of the Company received cash bonuses on April 15, 2005 as follows:

Name	Bonus Amount
Michael McConnell	$73,000
Robert Chamness	$60,000
Reed Stager	$50,000
Scott Carr	$10,000

The bonuses awarded to Messrs. McConnell, Chamness, Stager and Carr reflect amounts for payment of 2004 incentive compensation based on their achievement of individual and business unit objectives and the completion and filing of certain securities filings for 2004.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of President, Digimarc ID Systems, LLC.

On April 14, 2005, the Company announced that Robert E. Eckel had agreed to join the Company as President, Digimarc ID Systems LLC.  Mr. Eckel, 46, has agreed to join the Company on or before May 2, 2005.  From 1999 until the time he joined the Company, Mr. Eckel has served as Vice President and General Manager, Air Traffic Management Systems, for Raytheon Company in Marlboro, Massachusetts.  In this capacity he was responsible for the business performance and operations for a portfolio of domestic and international programs as well as developing and maintaining strong Commercial and Department of Defense customer relationships and business partnerships. Prior to this position at Raytheon, he held increasing levels of responsibility including Program Director roles for production missile and advanced system development programs from 1995 to 1999, and from 1990 to 1995 he held various levels of technical management in the development of advanced electronic and optical systems. From 1980 to 1990, he served in key managerial and technical leadership capacities in developing electronic systems and large-scale integrated circuits at Hughes Aircraft Company in Canoga Park, California. He holds five patents in electronic and optical systems, and is published in the fields of infrared system development and management. Mr. Eckel holds a B.S.E.E. from the University of Connecticut and an M.S.E.E. from the University of California, Los Angeles.

The Company entered into an employment letter with Mr. Eckel, which is attached hereto as Exhibit 10.1.  The material terms of the employment letter are summarized above in Item 1.01.

The Company issued a press release on April 14, 2005 regarding Mr. Eckel’s appointment.  The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Departure of President and Chief Operating Officer.

On April 11, 2005, Mr. Gifford resigned as President and Chief Operating Officer of the Company.  The Company entered into a letter agreement with Paul Gifford in connection with his resignation as President and Chief Operating Officer, which is attached hereto as Exhibit 10.2.  The material terms of the letter agreement are summarized above in Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description
10.1	Employment Letter between Digimarc Corporation and Robert Eckel effective as of April 11, 2005
10.2	Letter Agreement between Digimarc Corporation and Paul Gifford dated April 11, 2005
99.1	Press Release issued by Digimarc Corporation dated April 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIMARC CORPORATION

Dated: April 15, 2005	By:	/s/ Michael McConnell
Michael McConnell
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
10.1	Employment Letter between Digimarc Corporation and Robert Eckel effective as of April 11, 2005
10.2	Letter Agreement between Digimarc Corporation and Paul Gifford dated April 11, 2005
99.1	Press Release issued by Digimarc Corporation dated April 14, 2005